Warrant Certificate No. S-___
                                                               _______ Shares



NEITHER THESE WARRANTS NOR THE COMMON SHARES ISSUABLE UPON EXERCISE OF THESE WARRANTS HAVE BEEN REGISTERED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER REGULATION S PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THESE WARRANTS AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THESE WARRANTS ARE RESTRICTED AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES OR TO ANY U.S. PERSON (AS SUCH TERMS ARE DEFINED IN REGULATION S) EXCEPT PURSUANT TO REGULATION S UNDER THE ACT, AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT TO AN APPLICABLE EXEMPTION THEREFROM.

      These Warrants shall cease to be exercisable and shall be void after 5:00 p.m., Simi Valley, California time, on ______________, 1998


                         COMMON SHARE PURCHASE WARRANTS
                                       OF
                          FIELDS AIRCRAFT SPARES, INC.


FOR VALUE RECEIVED, Fields Aircraft Spares, Inc. (the "Company"), a Utah corporation, hereby certifies that ____________, whose address is _________________________________, or his permitted assigns, is entitled to purchase from the Company, subject to the conditions and upon the terms of this Warrant, at any time or from time to time after the date hereof and prior to 5:00 p.m. Simi Valley, California Utah time, on __________, 1998, an aggregate of _______ fully paid and nonassessable Common Shares $.05 per share, of the Company at a per share exercise price of $6.25 per share (subject to adjustment as provided herein). Hereinafter (i) said common shares, together with any other equity securities which may be issued by the Company with respect thereto or in substitution therefor, is referred to as "Common Stock," (ii) the shares of Common Stock purchasable hereunder are referred to as the "Warrant Shares,"
(iii) the aggregate purchase price payable hereunder for the Warrant Shares calculated as set forth in Paragraph 1 is referred to as the "Aggregate Warrant Price," (iv) the price payable hereunder for each of the Warrant Shares is referred to as the "Per Share Warrant Price," (v) this Warrant, and all warrants hereafter issued in exchange or substitution for this Warrant are referred to as the "Warrant" and (vi) the holder of this Warrant is referred to as the "Holder."

         The Per Share Warrant Price is subject to adjustment pursuant to the anti-dilution provisions of Paragraph hereof. In the event of any such adjustment, the number of Warrant Shares shall be adjusted by dividing the Aggregate Warrant Price by the Per Share Warrant Price in effect immediately after such adjustment.

         1. Exercise of Warrant. This Warrant may be exercised, in whole at any time or in part from time to time during the period (the "Exercise Period") commencing on the date hereof, and ending on 5:00 p.m. Simi Valley, California time then current on __________, 1998, by the Holder of this Warrant by the surrender of this Warrant (with the exercise form at the end hereof duly executed) at the address set forth in Subsection (a) hereof, together with payment of the Aggregate Warrant Price, or the proportionate part thereof if this Warrant is exercised in part. Payment for Warrant Shares shall be made by certified or official bank check or wire transfer of immediately available funds payable to the order of "Fields Aircraft Spares, Inc." The Warrant shall expire, and exercise shall no longer be allowed, to the extent the Warrant has not been exercised by the expiration of the Exercise Period.

         2. Partial Exercise of Warrant. If this Warrant is exercised in part, this Warrant must be exercised for a minimum of 1,000 shares of Common Stock and if the Exercise Period has not expired the Holder is entitled to receive a new Warrant covering the number of Warrant Shares in respect of which this Warrant has not been exercised and setting forth the proportionate part of the Aggregate Warrant Price applicable to such Warrant Shares. Upon such surrender of this Warrant, the Company will (a) issue a certificate or certificates in the name of the Holder for the largest number of whole shares of Common Stock to which the Holder shall be entitled and, if this Warrant is exercised in whole, in lieu of any fractional share of the Common Stock to which the Holder shall be entitled, cash equal to the fair value of such fractional share (determined in such reasonable manner as the Board of Directors of the Company shall determine), and
(b) deliver the proportionate part thereof if this Warrant is exercised in part, pursuant to the provisions of this Warrant. The Warrant shall expire, and exercise shall no longer be allowed, to the extent the Warrant has not been exercised by the expiration of the Exercise Period.

         3. Redemptions of Warrants. The Warrants are redeemable by the Company, in whole or in part, on not less than thirty (30) days' prior written notice at a redemption price of $.01 per Warrant at any time, provided that the closing price of the Common Stock on all twenty (20) trading days ending on the third day prior to the day on which the Company gives notice of redemption has been at least $6.25 per share. The redemption notice shall be mailed to the holders of the Warrants at their addresses set forth in Subsection 10(b) hereof. Holders of the Warrants will have exercise rights until the close of business on the date fixed for redemption.


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

         4. Reservation of Warrant Shares. The Company will at all times during the Exercise Period have authorized and reserved, and will keep available, solely for issuance or delivery upon the exercise of this Warrant, the Warrant Shares.

         5.       Anti-Dilution Provisions.

                  (a) If, at any time or from time to time after the date of this Warrant, the Company shall distribute property or assets to all holders of Common Stock (excluding (x) dividends paid in, or distributions of, the Company's capital stock for which the number of Warrant Shares receivable hereunder shall have been adjusted pursuant to Subsection (b), and (y) dividends or distributions paid in cash) (any of the foregoing being hereinafter in this Subsection (a) called the "Property"), then, in each such case, the Company shall reserve sufficient Property for distribution to the Holder upon exercise of the Warrant so that, in addition to the shares of Common Stock to which the Holder is entitled, the Holder will receive upon such exercise the amount and kind of such Property which such Holder would have received if the Holder had, immediately prior to the record date for the distribution of the Property, exercised the Warrant. Notice of each such distribution shall be given to the Holder concurrently with any notice given to the holders of Common Stock regarding such distribution.

                  (b) In case the Company shall hereafter (i) pay a dividend or make a distribution on its Common Stock payable in shares of capital stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares or (iv) issue by reclassification of its Common Stock any shares of capital stock of the Company, then, in any such event, the Holder shall be entitled to receive the aggregate number and kind of shares which, if the Warrant had been exercised immediately prior to the record date with respect to the dividend or distribution or the effective date of the subdivision, combination or reclassification, he would have been entitled to receive by virtue of such dividend, distribution, subdivision, combination or reclassification, and the Per Share Warrant Price shall be appropriately adjusted. Such adjustment shall be made successively whenever any event listed above shall occur. An adjustment made pursuant to this subsection (b) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this subsection (b), the Holder of this Warrant shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Company, then this Warrant may thereafter be exercised for units consisting of whole number multiples of each such securities, as designated by the Board of Directors.

                  (c) In case of any of the following events (each of which shall be deemed a "Reorganization Event"): (i) any consolidation or merger to which the Company is a party, other than a merger or consolidation in which the


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

Company is the continuing corporation, (ii) any sale or conveyance to another entity of all or substantially all of the assets of the Company (including a sale of all or substantially all of the assets of the Company for a consideration consisting primarily of securities) or (iii) any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third party into the Company), the Holder shall have the right thereafter to receive upon exercise of this Warrant the kind and amount of securities, cash or other property which he would have owned or have been entitled to receive immediately after such Reorganization Event had such Warrant been converted immediately prior to the effective date of such Reorganization Event and in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Section with respect to the rights and interests thereafter of the Holder to the end that the provisions set forth in this Section shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant. The foregoing provisions of this Subsection (c) shall similarly apply to successive Reorganization Events. Notice of any Reorganization Event and of said provisions so proposed to be made shall be mailed to the Holder not less than 30 days prior to the effective date of such event.

                  (d) Notwithstanding any other provision of this Section , no adjustment in the Per Share Warrant Price shall be required unless such adjustment would require an increase or decrease of at least $0.05 per share of Common Stock and no adjustment in the number of Warrant Shares issuable upon exercise of this Warrant shall be required if such adjustment would represent less than one percent of the number of Warrant Shares to be so delivered; provided, however, that any adjustments which by reason of this Subsection (d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment, and provided further, however, that adjustments shall be required and made in accordance with the provisions of this Section (other than this Subsection (d)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the Holder. All calculations under this Section shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be. Anything in this Section to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Per Share Warrant Price, in addition to those required by this Section , as it in its discretion shall deem to be advisable in order that any stock dividend, subdivision of shares, or distribution of rights to purchase stock or securities convertible or exchangeable for stock hereafter made by the Company to its shareholders shall not be taxable.

                  (e) Whenever the Per Share Warrant Price is adjusted as provided in this Section and upon any modification of the rights of the Holder of this Warrant in accordance with this Section , the Company shall promptly prepare a certificate of the Company's Chief Financial Officer, setting forth the Per Share Warrant Price and the number of Warrant Shares after such adjustment or the effect or such modification, a brief statement of the facts requiring such adjustment or modification and the manner of computing the same and cause a copy of such certificate to be mailed to the Holder.

                  (f) If the Board of Directors of the Company shall declare any dividend or other distribution in cash with respect to the Common Stock, other than out of earned surplus, the Company shall mail notice thereof to the Holder not less than 15 days prior to the record date fixed for determining shareholders entitled to participate in such dividend or other distribution.

         6. Fully Paid Stock; Taxes. The shares of the Common Stock represented by each and every certificate for Warrant Shares delivered on the exercise of this Warrant shall, at the time of such delivery, be validly issued and outstanding, fully paid and non-assessable, and not subject to any pre-emptive rights, and the Company will take all such actions as may be necessary to assure that the par value or stated value, if any, per share of the Common Stock is at all times equal to or less than the then Per Share Warrant Price. The Company shall pay, when due and payable, any and all Federal and state stamp, original issue or similar taxes which may be payable in respect of the issue of any Warrant Share or certificate therefor.

         7.       Transfer.

                  (a) Securities Laws. Neither this Warrant nor the Warrant Shares issuable upon the exercise hereof have been registered in reliance on Regulation S promulgated under the Securities Act of 1933, as amended (the "Act" or the "Securities Act") or under any state securities laws and unless so registered may not be transferred, sold, pledged, hypothecated or otherwise disposed of except pursuant to Regulation S under the Act unless an exemption from such registration is available. Except as provided in subsection (b) of this Section , this Warrant shall bear the following legend:

         NEITHER THESE WARRANTS NOR THE COMMON SHARES ISSUABLE UPON EXERCISE OF THESE WARRANTS HAVE BEEN REGISTERED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER REGULATION S PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THESE WARRANTS AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THESE WARRANTS ARE RESTRICTED AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES OR TO ANY U.S. PERSON (AS SUCH TERMS ARE DEFINED IN REGULATION
         S) EXCEPT PURSUANT TO REGULATION S UNDER THE ACT, AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT TO AN APPLICABLE EXEMPTION THEREFROM.

                  (b) Conditions to Transfer. In the event Holder desires to transfer this Warrant or (in the absence of registration under the Securities
Act) any of the Warrant Shares issued, the Holder must give the Company prior written notice of such proposed transfer including the name and address of the proposed transferee. Such transfer may be made only either (i) upon publication by the Securities and Exchange Commission (the "Commission") of a ruling, interpretation, opinion or "no action letter" based upon facts presented to said Commission, or (ii) upon receipt by the Company of an opinion of Holder's counsel acceptable to the Company, in either case to the effect that the proposed transfer will not violate the provisions of the Securities Act, the Securities Exchange Act of 1934, as amended, or the rules and regulations promulgated under either such act (collectively, the "Securities Laws"). Prior to any such proposed transfer, and as a condition thereto, if such transfer is not made pursuant to an effective registration statement under the Securities Act, the Holder will, if requested by the Company, deliver to the Company any representation or agreement reasonably requested to determine compliance with the Securities Laws.

                  (c) Indemnity. The Holder acknowledges that the Holder understands the meaning and legal consequences of this Section , and the Holder hereby shall indemnify and hold harmless the Company, its representatives and each officer, director and control person thereof from and against any and all loss, damage or liability (including all attorneys' fees and costs incurred in enforcing this indemnity provision) due to or arising out of (i) the inaccuracy of any representation or the breach of any warranty of the Holder contained in, or any other breach of, this Warrant, (ii) any transfer of the Warrant or any of the Warrant Shares in violation of the Securities Act, the Securities Exchange Act of 1934, as amended, or the rules and regulations promulgated under either of such acts, (iii) any transfer of the Warrant or any of the Warrant Shares not in accordance with this Warrant or (iv) any untrue statement or omission to state any material fact in connection with the investment representations or with respect to the facts and representations supplied by the Holder or its agents to the Company or its counsel in connection with any transfer or proposed transfer of the Warrant or any Warrant Shares.

                  (d) Transfer. Except as provided in this Section , this Warrant and the Warrant Shares issued may be transferred by the Holder in whole or in part at any time or from time to time. Upon surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, and upon compliance with the foregoing provisions, the Company shall, without charge, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees named in such Assignment Form (and if the entire amount of the Warrant is not being transferred, in the name of the Holder), and this Warrant shall promptly be cancelled. Any assignment, transfer, pledge, hypothecation or other disposition of this Warrant attempted contrary to the provisions of this Warrant, or any levy of execution, attachment or other process attempted upon the Warrant, shall be null and void and without effect.

         8. Loss, etc. of Warrant. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to the Company, if lost, stolen or destroyed, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination.

         9. Warrant Holder Not Shareholder. Except as otherwise provided herein, this Warrant does not confer upon the Holder any right to vote or to consent to or receive notice as a shareholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a shareholder of the Company, either at law or in equity, and the rights of the Holder are limited to those expressed in this Warrant.

         10. Communication. No notice or other communication under this Warrant shall be effective unless the same is in writing and is either (i) mailed by first-class mail, postage prepaid, in which event the notice shall be deemed effective three days after deposit in the mails, or (ii) delivered by established delivery service which guarantees three business days or less delivery, in which event the notice is deemed effective on the date of guaranteed delivery. Regardless of the method of delivery, the notice or communication shall be addressed to:

                  (a)  the  Company  at  2251-A   Ward   Avenue,  Simi   Valley,
California 93065, Attention: Chief Executive Officer or such other address as the Company has designated in writing to the Holder, or

                  (b) the Holder at the address indicated in the opening paragraph hereof, or such other address as the Holder has designated in writing to the Company.

         11. Headings. The headings of this Warrant have been inserted as a matter of convenience and shall not affect the construction hereof.

         12.      Applicable  Law.  This  Warrant   shall  be  governed  by  and
construed in accordance with the law of the State of Utah without giving effect to the principles of conflicts of law thereof.

         13.  Warrant  Register.  The Company will  register this Warrant in the
Warrant Register in the name of the record holder to whom it has been distributed or assigned in accordance with the terms hereof. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof (notwithstanding any notation of ownership or other writing hereon made by anyone) for the purpose of any exercise hereof or any distribution to the Holder and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         14. Successors. All of the provisions of this Warrant by or for the benefit of the Company or the Holder shall bind and inure to the benefit of their respective successors and assigns.

         IN WITNESS WHEREOF, Fields Aircraft Spares, Inc. has caused this Warrant Certificate to be signed by its President and its corporate seal to be hereunto affixed and attested by its Secretary this ___ day of July, 1996.


ATTEST:                             FIELDS AIRCRAFT SPARES, INC.


_________________________           By: ________________________________

                                    President

[Corporate Seal]

                                  EXERCISE FORM

                          To be executed by the Holder
                          in Order to Exercise Warrants


         The undersigned Holder hereby irrevocably elects to exercise __________ Warrants represented by this Warrant Certificate, and to purchase the securities issuable upon the exercise of such Warrants, and requests that certificates for such securities shall be issued in the Holder's name and be delivered to

                    ========================================
                    ========================================
                         [please print or type address]

and if such number of Warrants shall not be all the Warrants evidenced by this Warrant Agreement, that a new Warrant Agreement for the balance of such Warrants be registered in the name of, and delivered to, the Holder at the address stated above.

         The undersigned certifies that it is not a U.S. person as defined in Regulation S of the Securities Act and that the Warrant is not being exercised on behalf of a U.S. person.

         The undersigned acknowledges that, if this Exercise Form is submitted prior to the Company having given notice that the issuance of the Warrant Shares has been registered under the Securities Act, the Warrant Shares issued on exercise will be "restricted securities" and will bear appropriate restrictive legends.

Dated: _________________________              ______________________________
                                                   Signature of Holder


                                              ------------------------------


                                              ------------------------------
                                                   Signature Guaranteed

                                              ------------------------------

                                   ASSIGNMENT


                          To Be Executed by the Holder
                           in Order to Assign Warrants

         THE WARRANTS REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER FEDERAL OR STATE SECURITIES LAWS AND TRANSFER THEREOF HAS BEEN RESTRICTED. ANY TRANSFER OR PURPORTED TRANSFER DESCRIBED IN THIS FORM OF ASSIGNMENT
         SHALL NOT BE EFFECTIVE UNTIL AND UNLESS THE PROPOSED TRANSFEREE COMPLIES WITH THE RESTRICTIONS ON TRANSFER DESCRIBED IN THE WARRANT CERTIFICATE.

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

Name:                               __________________________________________
                                              [please print or type]

Address:                            __________________________________________

                                    ------------------------------------------

Social Security :__________________________________________
or Taxpayer
I.D. No.

the undersigned's right to purchase up to _____ Common Shares represented by these Warrants, and hereby irrevocably constitutes and appoints attorney to transfer the same on the books of the Company, with full power of substitution in the premises.

Dated: ____________________                ______________________________

                                                Signature Guaranteed

                                           ------------------------------


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